                                                                  Exhibit 32.2


                    Certification of Chief Financial Officer
                       of Century Business Services, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2004 (the "Form 10-Q") of Century Business Services, Inc. (the "Issuer").

I, Ware H. Grove, the Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

         (i) the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

         (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



Date:  November 9, 2004                             /s/ Ware H. Grove
                                                    --------------------------
                                                    Ware H. Grove
                                                    Chief Financial Officer

Subscribed and sworn to before me
this 9th day of November, 2004.


/s/ Michael W. Gleespen
------------------------------------
Name: Michael W. Gleespen
Title: Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio
No Expiration Date